Exhibit 99.8

Consent of Merrill Lynch International

Board of Directors

LGP Allgon Holding AB

Antennvägen 6

SE-187 80 Täby

Sweden

We hereby consent to the use of our opinion letter dated November 30, 2003 to the Board of Directors of LGP Allgon Holding AG included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed combination of LGP Allgon Holding AG and Powerwave Technologies, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the caption “THE EXCHANGE OFFER—Opinion of Merrill Lynch International, Financial Advisor to LGP Allgon”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MERRILL LYNCH INTERNATIONAL

March 5, 2004